UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

TELA Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	45-5320061
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Great Valley Parkway, Suite 24, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 320-2930

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	TELA	Nasdaq Global Market

Securities registered pursuant to Section 12(g) of the Act:

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 15, 2020, TELA Bio, Inc. (the “Company”) issued a press release announcing that two abstracts focused on evaluating the Company’s OviTex® products have been accepted for presentation at the 20th annual Minimally Invasive Surgery Symposium. The first poster presentation, “Reinforced Biologics in MIS Ventral Hernia Repair,” provides one-year follow-up results for 31 ventral hernia patients repaired minimally invasively and the second poster presentation, “Using a Reinforced Biologic Mesh in a Minimally Invasive Technique for Ventral Hernia Repair,” describes a novel single incision technique using Ovitex® to repair ventral hernias in 27 complex patients.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being furnished herewith:

Exhibit No.	Document
99.1	Press Release, dated June 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELA BIO, INC.

By:	/s/ Antony Koblish
Name:	Antony Koblish
Title:	President, Chief Executive Officer and Director

Date: June 15, 2020